UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2011

MEMC Electronic Materials, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)

501 Pearl Drive (City of O'Fallon) St. Peters, Missouri (Address of principal executive offices)	63376 (Zip Code)

(636) 474-5000 (Registrant's telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 23, 2011, MEMC Electronic Materials, Inc. (the “Company”) entered into an amended and restated credit agreement with Bank of America, N.A., as administrative agent, lender, swing line lender and letter of credit issuer, and other lenders providing for a senior secured revolving credit facility in an initial aggregate principal amount of $400,000,000 (the “Credit Facility”). The Credit Facility permits the Company to request an increase in the aggregate principal amount up to $550,000,000 upon terms to be agreed upon by the parties. The Credit Facility amends and restates in its entirety the credit facility the Company obtained from Bank of America, N.A. and other lenders on December 23, 2009.

The Credit Facility has a term of three years. The obligations of the Company under the facility are guaranteed by certain domestic subsidiaries of the Company. The obligations of the Company and the guaranty obligations of the subsidiaries are secured by liens on and security interests in substantially all present and future assets of the Company and the subsidiary guarantors, including a pledge of the capital stock of certain domestic and foreign subsidiaries of the Company.

Interest under the Credit Facility will accrue, depending on the type of borrowing, at the base rate (in the case of base rate loans and swing line loans) or the eurocurrency rate (in the case of eurocurrency rate loans), plus, in each case, an applicable rate that varies from 2.50% to 2.75% for the eurocurrency rate and from 1.5% to 1.75% for the base rate, depending on the Company’s consolidated leverage ratio. Interest is due and payable in arrears at the end of each interest period (no less than quarterly) and on the maturity date of the Credit Facility. Principal is due on the maturity date. Commitment fees of 0.50% are payable quarterly on the unused portion of the aggregate commitment of $400,000,000.  Letter of credit fees are payable quarterly on the daily amount available to be drawn under a letter of credit at an applicable rate that varies from 2.50% to 2.75%, depending on the Company’s consolidated leverage ratio.

Pursuant to the Credit Facility, the Company may borrow up to $300,000,000 in the form of letters of credit, $25,000,000 in the form of swing line loans, and $200,000,000 in borrowings made in currencies other than U.S. Dollars.  The Credit Facility contains representations, covenants and events of default typical for credit arrangements of comparable size.

Item 1.02.	Termination of a Material Definitive Agreement.

The information included in Item 1.01 of this report is incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this report is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMC ELECTRONIC MATERIALS, INC.

Date: March 24, 2011	By:	/s/ Bradley D. Kohn
Name: Bradley D. Kohn Title: Senior Vice President, General Counsel and Corporate Secretary